POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Robert
C. Paul, located at One Campus Martius, Detroit, Michigan 48226-5099 hereby nominate, constitute and appoint, Thomas Costello, Jr., Barbara J. Kovach or Terri Clark, with offices at One Campus Martius, Detroit, Michigan 48226-5099, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition,
I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here
unto set my hand this 1st day of March 2004.

In presence of


/s/							/s/
Michelle Newton					Robert C. Paul

Witness						Signature
Subscribed and sworn to before me
this 1st day
of March , 2004



/s/
Donna M. Duane
Notary Public, Acting in
Oakland
County, State of Michigan

My Commission expires:
August
1, 2005